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                                  EXHIBIT 10.8

                         AMENDMENT TO THE PENTAIR, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

         The Pentair, Inc. Non-Qualified Deferred Compensation Plan, as in effect for employee compensation deferrals and employer contributions for periods of employment after 1995 (also known as the "Sidekick"), is hereby amended effective August 23, 2000 as follows:

         1. Section 10.2 is deleted in its entirety and the following substituted therefor:

                  SECTION 10.2 CHANGE IN CONTROL.

                           (a) Definitions.

                               (1) "CHANGE IN CONTROL" is a change in control of the Company as defined in the KEESA.

                               (2) "KEESA" is the Key Executive Employment and Severance Agreement between the Company and key executives, as approved by the Company's board of directors effective August 23, 2000.

                           (b) Effect on Participants. If a Participate terminates employment, whether voluntarily or involuntarily (other than by reason of death), with the Employer within three (3) years following a Change in Control, then notwithstanding the benefit election previously made by such Participant and other Plan provisions to the contrary, such Participant shall receive all of his or her Plan benefits in a cash lump sum on the lump sum date unless such Participant timely elects otherwise in accordance with subsection (c) immediately following. The lump sum date shall be the first business day of the third calendar month following the calendar month in which such Participant so terminates Employment.

                           The provisions of this Section 10.2 shall also apply to a Participant who so terminates Employment before a Change in Control if the Participant has entered into a KEESA and is entitled to benefits thereunder pursuant to Section 2(b) of the KEESA; provided, however, in such circumstances the lump sum date shall be determined as if the Participant had so terminated employment on the day following the date of the Change in Control.

                           (c) Election to Forego Lump Sum. A Participant otherwise entitled to receive a lump sum pursuant to subsection (b) immediately preceding may elect to forego payment of the lump sum if he or she so elects in writing and files such writing with the Committee no later than thirty (30) days before the lump sum date. If a Participant timely elects to forego the lump sum payment, such Participant's Plan benefits shall be paid in accordance with the Participant's otherwise effective benefit election and Plan provisions apart from this Section 10.2.

                           (d) No Delay in Payment. Application of this Section
         10.2 shall not delay the date for payment of benefits as otherwise elected by a Participant or as



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         otherwise provided under the Plan apart from this Section 10.2.

                           (e) Notice of Lump Sum Entitlement and Election to Forego Lump Sum. No later than five (5) days following the date of the Change in Control, the Committee shall cause a notice to be sent to all Participants to whom the provisions of this Section 10.2 may apply. Such notice shall be sent in a manner reasonably calculated to be actually and timely received by such Participants, and shall reasonably inform such Participant of the provisions of this Section 10.2 and such Participant's rights and entitlements hereunder. In the event such notice is not timely sent as to a Participant, then at such Participant's election the lump sum date and the date for electing to forego such lump sum shall be appropriately adjusted to reflect the time periods that would have applied had such notice been timely sent.

         2. The foregoing amendment shall apply to all participants and their beneficiaries under the Sidekick as of August 23, 2000 and regardless of whether such participants actively participated in the Sidekick after 1998.

                              --------------------

         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby approve the form and content of this amendment to the Sidekick. The Vice President of Human Resources shall cause an executed copy of this amendment to be provided to Fidelity Management Trust Company and appropriate amendments shall be made to the trust agreement related to Sidekick to reflect this amendment.


Dated:
       ----------------------------    -----------------------------------------
                                       Louis L. Ainsworth
                                       Senior Vice President and General Counsel of Pentair, Inc.



         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc. effective as of August 23, 2000.

                                       PENTAIR, INC.


Dated:                                 By:
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                                          Its:
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